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                                                            EXHIBIT NO. 99.7(b)

                           FUND ACCOUNTING AGREEMENT

         AGREEMENT made as of the 18th day of December, 2006 between each of the Investment Companies listed on Appendix A hereto, as the same may be amended from time to time (each a "Fund" and collectively the "Funds") and State Street Bank and Trust Company (the "Fund Accounting Agent"), and effective as to each Fund as set forth on Appendix A.

                              W I T N E S S E T H

         WHEREAS, each Fund is or may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix A attached hereto being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios"); and

         WHEREAS, each Fund desires to retain the Fund Accounting Agent to perform fund accounting and recordkeeping services on behalf of each of its Portfolios under the terms and conditions set forth in this Agreement, and the Fund Accounting Agent has agreed so to act.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                       SERVICES AS FUND ACCOUNTING AGENT

         Each Fund, on behalf of each of its Portfolios, hereby retains the Fund Accounting Agent to perform the services set forth on Appendix B hereto in the manner prescribed, if any, by such Fund's or Portfolio's, as the case may be, currently effective prospectus and statement of additional information, copies of which the Fund will furnish or cause to be furnished to the Fund Accounting Agent after the filing thereof with the Securities and Exchange Commission following the date hereof, or other governing document, a certified copy of which has been supplied to the Fund Accounting Agent. The Fund Accounting Agent hereby accepts such employment to perform the services set forth on Appendix B hereto. The Fund Accounting Agent may, at its own expense, sub-contract with third parties to perform certain of the services to be performed by the Fund Accounting Agent hereunder; provided however that the employment of such third parties shall not reduce the Fund Accounting Agent's obligations or liabilities hereunder, as more particularly set forth in Section
3.02 hereof. The Fund Accounting Agent agrees to perform the services described herein in accordance with the standard of care set forth in Section 3.01(a) hereof.

         For purposes of calculating the net asset value of a Fund, the Fund Accounting Agent shall value each Fund's portfolio securities utilizing prices obtained from sources designated by such Fund (collectively, the "Authorized Price Sources") on a Price Source Authorization substantially in the form attached hereto as Appendix C, as the same may be amended from time to time, or otherwise designated by means of Proper Instructions (as such term is hereinafter defined) (the "Price Source Authorization").

         Section 1.01. Maintenance of Books and Records. All books and records maintained by the Fund Accounting Agent pursuant to this Agreement, including those maintained pursuant to Rule 31a-1 and Rule 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), shall at all times be the property of each applicable Fund and shall be available upon request during normal business hours for inspection and use by such Fund and its agents, including, without limitation, its independent certified public accountants. All such books and records shall be maintained in a form acceptable to the applicable Fund and in compliance with applicable law, regulation or interpretation of a regulatory entity with jurisdiction over the Funds, and shall be reasonably arranged and indexed by the Fund Accounting Agent in a manner that permits reasonably prompt location, access and retrieval of any particular record, including, if requested by a Fund, within the time period specified by any regulatory entity with jurisdiction over the Funds. All books and records maintained by the Fund Accounting Agent pursuant to this Agreement shall be maintained for the periods required under Rule 31a-2 of the 1940 Act, or longer, as may be agreed to by the parties and upon such terms as may be agreed between the parties. In addition to the books and records required to be maintained by the Fund Accounting Agent pursuant to this Agreement, the Fund Accounting Agent shall keep such other books and records of each Fund as may be agreed to by the parties and upon such terms as may be agreed between the parties. Upon a Fund's request, the Fund Accounting Agent shall promptly surrender to such Fund copies of all books and records of the Fund maintained by the Fund Accounting Agent pursuant to this Agreement. Notwithstanding the foregoing, no Fund shall take any actions or cause the Fund Accounting Agent to take any actions which would cause, either directly or indirectly, the Fund Accounting Agent to violate any applicable laws, regulations or orders.

         Section 1.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Fund Accounting Agent, duly certified as appropriate by a President, Secretary, Treasurer or any Assistant Treasurer of such Fund, a certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of such Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such certificates may be accepted and reasonably relied upon by the Fund Accounting Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Fund Accounting Agent of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by a Fund to give instructions, such persons shall no longer be considered an Authorized Person.

         Section 1.03. Compliance with Governmental Rules and Regulations. The Fund Accounting Agent shall refrain from taking any actions inconsistent with the Funds' obligation to comply with applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the 1940 Act, and the rules and regulations thereunder.

                                  ARTICLE I-A
                                DUTIES OF FUNDS

         Section 1A.01. Calculation Methods. Each Fund shall provide timely prior notice to the Fund Accounting Agent of any modification to the manner in which calculations referred to on Appendix B are to be performed as prescribed in any revision to such Fund's governing documents and shall supply the Fund Accounting Agent with certified copies of all amendments and/or supplements to the governing documents in a timely manner. The Fund Accounting Agent shall not be responsible for any revisions to calculation methods made by the Fund unless such revisions are communicated in writing to the Fund Accounting Agent.

         Section 1A.02. Delivery of Data. Each Fund shall provide, or shall cause a third party to provide, timely notice to the Fund Accounting Agent of certain data as a condition to the Fund Accounting Agent's performance described in Article I above. The data required to be provided pursuant to this
Section 1A.02 is set forth on Appendix D hereto, which schedule may be separately amended or supplemented by the parties from time to time. The Fund Accounting Agent is authorized and instructed to rely upon the information it receives from the Fund or any third party. The Fund Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of any Fund.

         Section 1A.03. Proper Instructions. The Fund or any other person duly authorized by the Fund shall communicate to the Fund Accounting Agent by means of Proper Instructions. "Proper Instructions" shall mean (i) a writing signed or initialed by one or more persons as the Board of Directors or Board of Trustees of a Fund shall have from time to time authorized or (ii) communication effected directly between a Fund or its third-party agents (each, a "Third Party Agent") and the Fund Accounting Agent by electro-mechanical or electronic devices, provided that such Fund and the Fund Accounting Agent agree to security procedures. The Fund Accounting Agent may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the applicable Fund. Oral instructions shall be considered Proper Instructions if the Fund Accounting Agent reasonably believes them to have been given by a person authorized to give such instructions. The Fund shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Fund shall give timely Proper Instructions to the Fund Accounting Agent in regard to matters affecting accounting practices and the Fund Accounting Agent's performance pursuant to this Agreement.

                                   ARTICLE II
                                  COMPENSATION

         On behalf of each of its Portfolios, each Fund shall compensate the Fund Accounting Agent for its services and expenses in such amounts, and at such times, as may be agreed upon in writing, from time to time, by the Fund Accounting Agent and such Fund.

                                  ARTICLE III
                       STANDARD OF CARE; INDEMNIFICATION

         Section 3.01. Standard of Care.

         (a) General Standard of Care. The Fund Accounting Agent shall exercise diligence, prudence and reasonable care in carrying out all of its duties and obligations under this Agreement, and shall be liable to each Fund for all direct losses, damages and expenses suffered or incurred by such Fund or its Portfolio(s) resulting from the failure of the Fund Accounting Agent to exercise such diligence, prudence and reasonable care. In no event shall any party hereto be liable for indirect, special or consequential losses, damages or expenses.

         (b) Disruption of Services; Actions Prohibited by Applicable Law, Etc. In order to prevent the disruption of services in the event of any reasonably foreseeable adverse event (such as terrorism or related threats to security, loss of electric power or communications lines, equipment failure, fire, water damage or severe weather conditions), the Fund Accounting Agent shall maintain at all times, at no additional expense to the Funds, a complete business continuity, disaster recovery, business resumption and crisis management plan ("Business Continuity/Disaster Recovery Plan") reasonably designed to safeguard from loss or damage attributable to terrorism or related threats to security, fire, flood, theft or any other cause the records and other data of the Funds and the Portfolios and the Fund Accounting Agent's records, data, equipment, facilities and other property used in the performance of its obligations under the Agreement. Upon reasonable request, the Fund Accounting Agent shall discuss with senior management of the Funds the Business Continuity/Disaster Recovery Plan and/or provide a high-level presentation summarizing the Business Continuity/Disaster Recovery Plan. For the avoidance of doubt, the parties hereto agree that for purposes of the immediately preceding sentence, "reasonable" shall mean at least annually. In the event of equipment failure, work stoppage, governmental action, terrorism or related threats to security, communication disruption or other impossibility of performance beyond the Fund Accounting Agent's control, the Fund Accounting Agent shall, at no additional expense to the Fund, use commercially reasonable efforts to minimize service interruptions. In no event shall the Fund Accounting Agent incur liability hereunder if the Fund Accounting Agent or any sub-contractor of the Fund Accounting Agent (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (1) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or
(ii) any act of God or war or other similar circumstance beyond the control of the Fund Accounting Agent, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not reasonably be anticipated and/or prevented by such Person.

         (c) Mitigation by Fund Accounting Agent. Upon the occurrence of any event which causes any loss, damage or expense to any Fund or Portfolio, (i) the Fund Accounting Agent shall promptly notify the applicable Fund or Portfolio of the occurrence of such event and (ii) the Fund Accounting Agent shall, and shall use its best efforts to cause any applicable sub-contractor or other agent to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds and the Portfolios.

         (d) Advice of Counsel. The Fund Accounting Agent shall be entitled to receive and act upon advice of counsel on all matters. The Fund Accounting Agent shall be without liability for any action reasonably taken or reasonably omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Portfolio, or (ii) at the expense of the Fund Accounting Agent, such other counsel as the applicable Fund(s) and the Fund Accounting Agent may agree upon; provided however, with respect to the performance of any action or omission of any action upon such advice, the Fund Accounting Agent shall be required to conform to the standard of care set forth in Section 3.01(a).

         (e) Liability for Past Records. The Fund Accounting Agent shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Fund Accounting Agent's duties hereunder by reason of the Fund Accounting Agent's reliance upon records that were maintained for such Fund by entities other than the Fund Accounting Agent prior to the Fund Accounting Agent's retention hereunder.

         (f) Responsibility for Information. Each Fund, any Third Party Agent or any Authorized Price Source from which the Fund Accounting Agent shall receive or obtain certain records, reports and other data utilized or included in the accounting services provided hereunder is solely responsible for the contents of such information including, without limitation, the accuracy thereof and each Fund agrees to make no claim against the Fund Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Fund Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss or damage suffered as a result of the Fund Accounting Agent's reasonable reliance on and utilization of such information, except as otherwise required by the Price Source Authorization with respect to the use of data obtained from Authorized Price Sources. The Fund Accounting Agent shall have no responsibility and shall be without liability for any loss or damage caused by the failure of any Fund or any Third Party Agent to provide it with the information required by Article I-A above.

         Section 3.02. Liability of Fund Accounting Agent for Actions of Sub-Contractors, Agents, Directors, Etc. The Fund Accounting Agent shall be liable for the actions or omissions of any of its sub-contractors or agents to the same extent as if such action or omission was performed by the Fund Accounting Agent itself. In the event of any direct loss, damage or expense suffered or incurred by a Fund directly caused by or resulting directly from the actions or omissions of any sub-contractor, agent, director, officer, employee, representative or affiliate for which the Fund Accounting Agent would otherwise be liable, the Fund Accounting Agent shall promptly reimburse such Fund in the amount of any such loss, damage or expense.

         Section 3.03. Indemnification.

         (a) Indemnification Obligations of the Funds. Subject to the limitations set forth in this Agreement, each Fund severally (and not jointly nor jointly and severally) agrees to indemnify and hold harmless the Fund Accounting Agent from all direct loss, damage and expense, and reasonable attorneys' fees, suffered or incurred by the Fund Accounting Agent caused by or arising from any actions taken by the Fund Accounting Agent on behalf of such Fund or its Portfolio in the performance of its duties and obligations under this Agreement, including without limitation all direct loss, damage and expense (including reasonable attorney's fees) caused by or arising from the acts or omissions of the Fund and all loss, damage and expense (including reasonable attorney's fees) caused by or arising from the acts or omissions of any third-party whose services the Fund Accounting Agent must rely upon in performing its services hereunder; provided however, that such indemnity shall not apply to loss, damage, expense or attorneys' fees occasioned by or resulting from the negligence, misfeasance or misconduct of the Fund Accounting Agent; provided further, that the Fund Accounting Agent shall not be entitled to indemnification as to any matter to the extent that the loss, damage, expenses or attorneys' fees is the result of the Fund Accounting Agent's breach of the applicable standard of care under this Agreement.

         (b) Indemnification Obligation of the Fund Accounting Agent. Subject to the limitations set forth in this Agreement, the Fund Accounting Agent agrees to indemnify and hold harmless each Fund, on behalf of its Portfolios, from all direct loss, damage and expense, and reasonable attorneys' fees, suffered or incurred by such Fund on behalf of its Portfolios and resulting directly from the failure of the Fund Accounting Agent to exercise the standard of care set forth in Section 3.01(a) hereof; provided however, that such indemnity shall not apply to loss, damage, expense or attorneys' fees occasioned by or resulting from the negligence, misfeasance or misconduct of any Fund.

         (c) Notice of Litigation; Right to Prosecute, Etc. No Fund or Portfolio shall be liable for indemnification under this Section 3.03 unless a Person shall have promptly notified such Fund or Portfolio in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 3.03. With respect to claims in such litigation or proceedings for which indemnity by a Fund or Portfolio may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund or Portfolio shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund or Portfolio to any Person, such Fund or Portfolio may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund or Portfolio may be subject to an indemnification obligation; provided however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund or Portfolio has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If such Fund or Portfolio is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund or Portfolio with adequate notice of any such settlement or judgment, and without each such Fund's or Portfolio's prior written consent. All Persons shall submit written evidence to each applicable Fund or Portfolio with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund or Portfolio may reasonably request.

         Section 3.04. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund or Portfolio shall have, at its election upon reasonable notice to the Fund Accounting Agent, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Fund Accounting Agent's rights against any sub-contractor or agent for any loss, damage or expense caused such Fund or Portfolio by such sub-contractor or agent, and shall be entitled to enforce the rights of the Fund Accounting Agent with respect to any claim against such sub-contractor or agent which the Fund Accounting Agent may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund or Portfolio has not been made whole for any such loss or damage. If the Fund Accounting Agent makes such Fund or Portfolio whole for any such loss or damage, the Fund Accounting Agent shall retain the ability to enforce its rights directly against such sub-contractor or agent. Upon such Fund's or Portfolio's election to enforce any rights of the Fund Accounting Agent under this Section 3.04, such Fund or Portfolio shall reasonably prosecute all actions and proceedings directly relating to the rights of the Fund Accounting Agent in respect of the loss, damage or expense incurred by such Fund or Portfolio; provided that, so long as such Fund or Portfolio has acknowledged in writing its obligation to indemnify the Fund Accounting Agent under Section 3.03 hereof with respect to such claim, such Fund or Portfolio shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund or Portfolio without the Fund Accounting Agent's consent and provided further, that if such Fund or Portfolio has not made an acknowledgment of its obligation to indemnify, such Fund or Portfolio shall not settle, compromise or terminate any such action or proceeding without the written consent of the Fund Accounting Agent, which consent shall not be unreasonably withheld or delayed. The Fund Accounting Agent agrees to cooperate with each Fund or Portfolio and take all actions reasonably requested by such Fund or Portfolio in connection with such Fund's or Portfolio's enforcement of any rights of the Fund Accounting Agent. Each Fund or Portfolio agrees to reimburse the Fund Accounting Agent for all reasonable out-of-pocket expenses incurred by the Fund Accounting Agent on behalf of such Fund or Portfolio in connection with the fulfillment of its obligations under this Section 3.04; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the failure of the Fund Accounting Agent to exercise the standard of care set forth in Section 3.01(a) hereof.

                                  ARTICLE IV
                                CONFIDENTIALITY

         The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. During the term of this Agreement, the Fund Accounting Agent agrees that it will maintain and enforce policies which prohibit the Fund Accounting Agent and its employees from engaging in securities transactions based on knowledge of the portfolio holdings of any Portfolio. The Fund Accounting Agent is familiar with Regulation S-P and agrees not to disclose or use non-public personal information about Fund or Portfolio shareholders except in accordance with Regulation S-P and the Funds' applicable privacy policies. Each party acknowledges that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a violation of this Agreement, or that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

                                   ARTICLE V
                                  TERMINATION

         Section 5.01. Termination of Agreement as to One or More Funds. This Agreement shall become effective as of the date first above-written and shall remain in full force and effect for a period of two (2) years (the "Initial Term"). During the Initial Term and thereafter, each Fund, at its discretion, may terminate this Agreement in the event of any of the following termination events: (i) such Fund's determination that there is a reasonable basis to conclude that the Fund Accounting Agent is insolvent or that the financial condition of the Fund Accounting Agent is deteriorating in any material respect, in which case termination shall take effect upon the Fund Accounting Agent's receipt of written notice of termination, or at such later time as such Fund shall designate; (ii) the Fund Accounting Agent fails to (a) perform in a material respect and on more than one occasion the fund accounting services set forth on Appendix B hereto, and (b) cure or establish a remedial plan, acceptable to such Fund acting reasonably, in each case within 30 days of written notice thereof; or (iii) in such Fund's reasonable opinion, the Fund Accounting Agent has not achieved one or more of the performance measures set forth in any service level document (a "Service Level Document") that may be established by the parties, and a plan or revised plan has not been put into place in accordance with the following procedures: In the event that such Fund reasonably believes that the Fund Accounting Agent has not met one or more of the performance measures set forth in any Service Level Document during any calendar quarter, the Fund may, in its discretion, submit a written deficiency notice to the Fund Accounting Agent outlining the performance deficiencies ("Deficiency Notice"). Such Deficiency Notice must be provided to the Fund Accounting Agent within 20 days of the end of such calendar quarter. After receipt of such notice, the Fund Accounting Agent shall present the Fund with a written plan to address the deficiencies set forth in the Deficiency Notice (the "Plan"). Such Plan must be provided to Fund within 30 days after receipt of the Deficiency Notice. If the Fund Accounting Agent fails to submit a Plan within such 30-day period, the Fund may terminate this Agreement upon 60 days' written notice to the Fund Accounting Agent. The Fund, in its discretion, may accept or reject the Plan by notifying the Fund Accounting Agent in writing ("Response Notice") within 15 days after submission of the Plan. If the Fund fails to provide a Response Notice within such 15-day period, it shall be presumed that Fund accepted the Plan. In the event the Fund submits a Response Notice rejecting the Plan, the Fund Accounting Agent shall submit a revised plan ("Revised Plan") to the Fund. Such Revised Plan must be provided to the Fund within 30 days after provision of the Response Notice rejecting the Plan. If the Fund Accounting Agent fails to submit a Revised Plan within such 30-day period, the Fund may terminate the Agreement upon 60 days' written notice to the Fund Accounting Agent . The Fund, in its sole discretion, may accept or reject the Revised Plan by notifying the Fund Accounting Agent in writing ("Revised Plan Notice"). Any Revised Plan Notice must be submitted to the Fund Accounting Agent within 15 days after provision of the Revised Plan. If Fund fails to provide a Revised Plan Notice within such 15-day period, it shall be presumed that the Fund accepted the Revised Plan. If Fund provides a Revised Plan Notice to the Fund Accounting Agent that rejects the Revised Plan, the Fund may, in its sole discretion, terminate this Agreement upon 60 days' written notice to the Fund Accounting Agent. Such termination notice must be submitted to the Fund Accounting Agent within 60 days after provision of the Revised Plan Notice.

         Following the Initial Term, with respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Fund Accounting Agent by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner than ninety
(90) days after the date of such delivery; (b) termination by such Fund by an instrument in writing delivered or mailed to the Fund Accounting Agent, such termination to take effect not sooner than thirty (30) days after the date of such delivery; (c) termination by such Fund on such date as is specified in a written notice to the Fund Accounting Agent in the event of a material breach of this Agreement by the Fund Accounting Agent, provided the Fund has notified the Fund Accounting Agent of such material breach at least 15 days prior to the specified date of termination and the Fund Accounting Agent has not remedied such breach by the specified date; or (d) termination by such Fund by written notice delivered to the Fund Accounting Agent, based upon such Fund's determination that there is a reasonable basis to conclude that the Fund Accounting Agent is insolvent or that the financial condition of the Fund Accounting Agent is deteriorating in any material respect, in which case termination shall take effect upon the Fund Accounting Agent's receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this Section 5.01 by any Fund (a "Terminating Fund"), each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. Each Terminating Fund shall identify in any notice of termination a successor fund accountant to which the property, records, instruments, and documents of its Portfolios held by the Fund Accounting Agent shall, upon termination of this Agreement with respect to such Terminating Fund and following the satisfaction of all obligations of such Terminating Fund to State Street Bank and Trust Company arising under this Agreement and/or such Terminating Fund's custodian agreement with State Street Bank and Trust Company, be delivered in a format permissible under laws applicable to the Terminating Fund. In the event that no written notice designating a successor fund accountant shall have been delivered to the Fund Accounting Agent on or before the date when termination of this Agreement as to a Terminating Fund shall become effective, the Fund Accounting Agent shall continue to perform the services contemplated by this Agreement and shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect for such period as the Fund Accounting Agent continues to perform services under the Agreement, and the provisions of this Agreement relating to the duties and obligations of the Fund Accounting Agent and the Terminating Fund shall remain in full force and effect. The Fund Accounting Agent agrees to reasonably cooperate with a Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor fund accountant for the Fund Accounting Agent under this Agreement. In the event or to the extent that no successor fund accountant has been appointed, each Terminating Fund agrees to accept delivery of its property and records within a reasonable time period. Notwithstanding the foregoing, in the event of the termination of any Fund's custodian agreement with State Street Bank and Trust Company (in its entirety, with respect to any particular Fund, or with respect to its applicability to any particular Portfolio, as may be applicable) ("Custodian Agreement Termination"), this Agreement may, at the sole option of the Fund Accounting Agent, be terminated (in its entirety, with respect to such Fund or with respect to its applicability to such Portfolio, as the case may be, consistent with the scope of the Custodian Agreement Termination) by the Fund Accounting Agent; provided that such termination shall take effect on the same day as the Custodian Agreement Termination and, provided further, that promptly following receipt by State Street Bank and Trust Company of the notice regarding the Custodian Agreement Termination, the Fund Accounting Agent notifies the Fund or applicable Portfolio that it is terminating the Fund Accounting Agent by an instrument in writing delivered or mailed to such Fund or applicable Portfolio.

         Section 5.02. Termination as to One or More Portfolios. During the Initial Term, this Agreement may be terminated as to one or more of a Fund's Portfolios (but less than all of its Portfolios) in accordance with Section
5.01. Following the Initial Term, this Agreement may be terminated as to one or more of a Fund's Portfolios (but less than all of its Portfolios) by delivery by a Fund, on behalf of its Portfolios, to the Fund Accounting Agent of an amended Appendix A deleting such Portfolios pursuant to Section 7.08(b) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Appendix A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the provisions of Section 5.01 as to the identification of a successor fund accountant and the delivery of property, records, instruments and documents of the Portfolios so deleted, and shall not affect the obligations of the Fund Accounting Agent and any Fund hereunder with respect to the other Portfolios set forth in Appendix A, as amended from time to time.

                                  ARTICLE VI
                                 DEFINED TERMS

         The following terms are defined in the following sections:

           Term                                            Section
           ----                                            -------
           Authorized Person(s)                            Section 1.02
           Authorized Price Sources                        Article I
           Business Continuity/Disaster Recovery Plan      Section 3.01(b)
           Fund(s)                                         Preamble
           Fund Accounting Agent                           Preamble
           Person                                          Section 3.01(b)
           Portfolio(s)                                    Preamble
           Price Sourcing Authorization                    Article I
           Proper Instructions                             Section 1A.03
           Service Level Document                          Article III-A
           Terminating Fund                                Section 5.01
           Third Party Agent                               Section IA.03
           1940 Act                                        Section 1.01

                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 7.01. Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH FUND THAT IS ORGANIZED AS A MASSACHUSETTS BUSINESS TRUST IS ON FILE WITH THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE MEMBERS OF THE BOARD OF TRUSTEES OR MEMBERS OF THE BOARD OF MANAGERS OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, MANAGERS, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH FUND'S RESPECTIVE PORTFOLIOS. THE FUND ACCOUNTING AGENT AGREES THAT NO SHAREHOLDER, TRUSTEE, MANAGER, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY FUND ARISING OUT OF THIS AGREEMENT.

         Section 7.02. Several Obligations of the Funds and the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF A FUND ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, THE FUND ACCOUNTING AGENT SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSESTS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH EACH FUND HAS SEPARATELY CONTRACTED WITH THE FUND ACCOUNTING AGENT BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS. CONSISTENT WITH THE FOREGOING, THE OBLIGATIONS OF EACH FUND AND PORTFOLIO UNDER THIS AGREEMENT ARE SEVERAL AND NEITHER JOINT NOR JOINT AND SEVERAL.

         Section 7.03. Representations, Warranties and Covenants.

         (a) Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to it at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end or closed-end management investment company under the 1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement on behalf of each applicable Portfolio are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

         (b) Representations, Warranties and Covenants of the Fund Accounting Agent. The Fund Accounting Agent hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Fund Accounting Agent shall maintain and keep current a Business Continuity/Disaster Recovery Plan and the capacity to execute such Business Continuity/Disaster Recovery Plan; and (ii) the execution, delivery and performance by the Fund Accounting Agent of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund Accounting Agent's corporate charter, or other organizational document, or bylaws, or any amendment thereof.

         Section 7.04. Insurance. The Fund Accounting Agent will maintain insurance at all times during the term of this Agreement in a commercially reasonable amount sufficient to cover its liabilities under this Agreement. Concurrent with the execution of this Agreement and thereafter upon request of a Fund (but in no event more frequently than annually), the Fund Accounting Agent shall provide a "certificate of insurance" to each Fund evidencing such coverage.

         Section 7.05. Reports by Independent Certified Public Accountants. Annually, and as may otherwise be reasonably requested by a Fund, but in no event more frequently than semi-annually, the Fund Accounting Agent shall deliver to such Fund a Type II SAS 70 report, or such other report as may be agreed to by the Funds and the Fund Accounting Agent, prepared by the Fund Accounting Agent's independent certified public accountants with respect to the services provided by the Fund Accounting Agent under this Agreement. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Fund Accounting Agent.

         Section 7.06. Remote Access. The Fund Accounting Agent will develop and maintain systems that allow the Funds to access and download on a remote basis certain Portfolio information, as may be agreed upon from time to time in writing by the Funds and the Fund Accounting Agent, maintained in the Fund Accounting Agent's databases. Each Fund and the Fund Accounting Agent hereby agree to the terms of the Remote Access Services Addendum attached hereto.

         Section 7.07. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Fund Accounting Agent, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any fund accounting agreement heretofore in effect between each Fund and the Fund Accounting Agent.

         Section 7.08. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix A listing the Portfolios of each Fund for which the Fund Accounting Agent serves as fund accountant may be amended from time to time to add one or more Portfolios for one or more Funds, by each applicable Fund's execution and delivery to the Fund Accounting Agent of an amended Appendix A, and the execution of such amended Appendix by the Fund Accounting Agent, in which case such amendment shall take effect immediately upon execution by the Fund Accounting Agent; (b) subject to Article V hereof, Appendix A may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios) of one or more of the Funds, by each applicable Fund's execution and delivery to the Fund Accounting Agent of an amended Appendix A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Fund Accounting Agent and each applicable Fund in writing; and (c) Appendix B setting forth the services to be performed by the Fund Accounting Agent may be amended from time to time to add or delete one or more services by either party's execution and delivery to the other party hereto of an amended Appendix B, in which case such amendment shall take effect immediately upon execution by the other party hereto.

         Section 7.09. Interpretation. In connection with the operation of this Agreement, the Fund Accounting Agent and any Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

         Section 7.10. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

         Section 7.11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

         Section 7.12. Notices. Except in the case of instructions by an Authorized Person, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

         (a)  If to any Fund:

              [Trust Name]
              c/o Massachusetts Financial Services Company
              500 Boylston Street
              Boston, MA  02116
              Attn: Treasurer of the MFS Funds
              Telephone: 617-954-5000
              Telefax: 617-954-

         (b)  If to the Fund Accounting Agent:

              State Street Bank and Trust Company
              U.S. Investor Services Division, LCC/2S
              Lafayette Corporate Center
              2 Avenue de Lafayette
              Boston, MA 02111-1724

              Attn: W. Andrew Fry, Senior Vice President
              Telephone: 617-662-1567
              Telefax: 617-662-2865

              with a copy to:

              Mary Moran Zeven, Senior Vice President & Senior Managing Counsel State Street Bank and Trust Company
              Legal Division, LCC/2S
              Lafayette Corporate Center
              2 Avenue de Lafayette
              Boston, MA 02111-1724
              Telephone: 617-662-3980
              Telefax: 617-662-3805

or to such other address as a Fund or the Fund Accounting Agent may have designated in writing to the other.

         Section 7.13. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Fund Accounting Agent and their respective successors and assigns, provided that, subject to the provisions of Section 5.01 hereof, neither the Fund Accounting Agent nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

         Section 7.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when one or more counterparts have been signed and delivered by such Fund and the Fund Accounting Agent.

         Section 7.15. Consent to Recording. Subject to Section 7.16, each Fund and the Fund Accounting Agent hereby agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence in any proceedings relating to this Agreement.

         Section 7.16. Survival of Obligations. The provisions of this Section
7.16 and Sections 7.01, 7.02, 7.11, Section 1.01, Section 5.01, Article I-A,
Article II, Article III and Article IV hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

         Section 7.17. Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.


Each of the Investment Companies listed on Appendix A Attached Hereto, on Behalf of each of Their Respective Portfolios

By: MARIA F. DWYER
    --------------------------------------
    Name:  Maria F. Dwyer
    Title: President




STATE STREET BANK AND TRUST COMPANY


By: JOSEPH L. HOOLEY
    --------------------------------------
    Name:  Joseph L. Hooley
    Title: Executive Vice President





                 [Signature Page to Fund Accounting Agreement]

                                   APPENDIX A
                                       TO

                           FUND ACCOUNTING AGREEMENT

                                    BETWEEN

                    STATE STREET BANK AND TRUST COMPANY AND

         EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

                         DATED AS OF DECEMBER 18, 2006

Except as may be otherwise indicated below, with respect to each fund listed on this Appendix A, such fund shall become a "Fund" party to the Fund Accounting Agreement effective in 2007 upon the day immediately following such fund's respective fiscal year end (FYE) reflected below.

--------------------------------------------------------------------------------
        TRUST                                        FUND (FYE)
--------------------------------------------------------------------------------
Stand-Alone Trusts                Massachusetts Investors Trust (12/31)
--------------------------------------------------------------------------------
Closed End Funds                  MFS Charter Income Trust (11/30)
                                  MFS Government Market Income Trust (11/30)
                                  MFS Intermediate Income Trust (10/31)
                                  MFS Multimarket Income Trust (10/31)
                                  MFS Municipal Income Trust (10/31)
                                  MFS Special Value Trust (10/31)

--------------------------------------------------------------------------------
MFS Series Trust I                MFS Cash Reserve Fund (8/31)
                                  MFS Core Equity Fund (8/31)
                                  MFS Core Growth Fund (8/31)
                                  MFS New Discovery Fund (8/31)
                                  MFS Research International Fund (8/31)
                                  MFS Strategic Growth Fund (8/31)
                                  MFS Technology Fund (8/31)
                                  MFS Value Fund (8/31)

--------------------------------------------------------------------------------
MFS Series Trust X                MFS Aggressive Growth Allocation Fund (5/31)
                                  MFS Conservative Allocation Fund (5/31)
                                  MFS Emerging Markets Debt Fund (7/31)
                                  MFS Emerging Markets Equity Fund (5/31)
                                  MFS Floating Rate High Income Fund (8/31)
                                  MFS Growth Allocation Fund (5/31)
                                  MFS International Diversification Fund (5/31)
                                  MFS International Growth Fund (5/31)
                                  MFS International Value Fund (5/31)
                                  MFS New Endeavor Fund (7/31)
                                  MFS Moderate Allocation Fund (5/31)
                                  MFS Strategic Value Fund (7/31)

--------------------------------------------------------------------------------
MFS Series Trust XI               MFS Mid Cap Value Fund (9/30)
                                  MFS Union Standard Equity Fund (9/30)

--------------------------------------------------------------------------------
MFS Series Trust XII              MFS Lifetime Retirement Income Fund (4/30)
                                  MFS Lifetime 2010 Fund (4/30)
                                  MFS Lifetime 2020 Fund (4/30)
                                  MFS Lifetime 2030 Fund (4/30)
                                  MFS Lifetime 2040 Fund (4/30)
                                  MFS Sector Rotational Fund (10/31) -
                                  effective date 1/2/07

--------------------------------------------------------------------------------
MFS Variable Insurance Trust      MFS Capital Opportunities Series (12/31)
                                  MFS Global Equity Series (12/31)
                                  MFS Emerging Growth Series (12/31)
                                  MFS High Income Series (12/31)
                                  MFS Investors Growth Series (12/31)
                                  MFS Investors Trust Series (12/31)
                                  MFS Mid Cap Growth Series (12/31)
                                  MFS Money Market Series (12/31)
                                  MFS New Discovery Series (12/31)
                                  MFS Research Series (12/31)
                                  MFS Research Bond Series (12/31)
                                  MFS Research International Series (12/31)
                                  MFS Strategic Income Series (12/31)
                                  MFS Total Return Series (12/31)
                                  MFS Utilities Series (12/31)
                                  MFS Value Series (12/31)

--------------------------------------------------------------------------------
MFS/Sun Life Series Trust         Bond Series (12/31)
                                  Capital Appreciation Series (12/31)
                                  Capital Opportunities Series (12/31)
                                  Core Equity Series (12/31)
                                  Emerging Growth Series (12/31)
                                  Emerging Markets Equity Series (12/31)
                                  Global Governments Series (12/31)
                                  Global Growth Series (12/31)
                                  Global Total Return Series (12/31)
                                  Government Securities Series (12/31)
                                  High Yield Series (12/31)
                                  International Growth Series (12/31)
                                  International Value Series (12/31)
                                  Mass. Investors Growth Stock Series (12/31)
                                  Mass. Investors Trust Series (12/31)
                                  Mid Cap Growth Series (12/31)
                                  Mid Cap Value Series (12/31)
                                  Money Market Series (12/31)
                                  New Discovery Series (12/31)
                                  Research Series (12/31)
                                  Research International Series (12/31)
                                  Strategic Growth Series (12/31)
                                  Strategic Income Series (12/31)
                                  Strategic Value Series (12/31)
                                  Technology Series (12/31)
                                  Total Return Series (12/31)
                                  Utilities Series (12/31)
                                  Value Series (12/31)

--------------------------------------------------------------------------------
Variable Accounts                 Capital Appreciation Variable Account (12/31)
                                  Global Governments Variable Account (12/31)
                                  Government Securities Variable Account (12/31)
                                  High Yield Variable Account (12/31)
                                  Money Market Variable Account (12/31)
                                  Total Return Variable Account (12/31)

--------------------------------------------------------------------------------

                                   APPENDIX B

                                       TO

                           FUND ACCOUNTING AGREEMENT

                                    BETWEEN

                    STATE STREET BANK AND TRUST COMPANY AND

         EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

                         DATED AS OF DECEMBER 18, 2006

A. Maintenance of books and records. Subject to the provisions of Section 1.01 of the Agreement, the Fund Accounting Agent will keep and maintain the following books and records which each Portfolio is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rule 31a-1 and Rule 31a-2 under the 1940 Act:

    1. Journals containing an itemized daily record in detail of all purchases and sales of securities and other instruments, all settlements of securities and other instruments, all receipts and disbursements of cash and all other debits and credits, as required by Rule 31a-1(b)(1).

    2. General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by Rule 31a-1(b)(2)(i).

    3. General ledger entries for investment, corporate actions, capital share and income and expense activities.

    4. Separate ledger accounts required by Rule 31a-1(b)(2)(i), (ii) and
       (iii).

    5. A monthly trial balance of all ledger accounts (except shareholder accounts) as required by Rule 31a-1(b)(8).

B. Performance of daily accounting services. The Fund Accounting Agent will perform the following accounting services daily for each Portfolio:

    1. Calculate the market value of each Portfolio's securities and other investments at such times and in the manner specified in the then currently effective prospectus of the Portfolio, using prices received from the sources described in B.2 below, and transmit the price per share to the Portfolio's transfer agent, NASDAQ (as applicable), and other parties designated by the Portfolio. 2. Receive prices from sources designated by the Fund via MFS Fund Treasury, the Portfolio's administrator (the "Administrator"), on the Price Source Authorization ("PSA") supplied by the Fund via the Administrator to the Fund Accounting Agent, as the same may be amended by the Fund via the Administrator from time to time (collectively, the "Authorized Price Sources").
         a. If prices are not available from Authorized Price Sources or meet or exceed the thresholds established by the Fund via the Administrator and set forth in the PSA, the Fund Accounting Agent shall notify the Administrator and shall follow procedures that may be established from time to time between the parties hereto. The Fund Accounting Agent shall not override valuations received from an Authorized Price Source without written instructions from the Fund via the Administrator.

    3. Calculate the net asset value per share of each Portfolio.

    4. Distribute the net asset values of each Portfolio to parties designated by the Portfolio and to NASDAQ, if applicable.

    5. Reserved.

    6. Verify and reconcile with each Portfolio's custodian each Portfolio's cash balances.

    7. Reserved.

    8. Compute (daily, weekly or monthly, as appropriate), as instructed, each Portfolio's net income, realized capital gains and losses, dividend payables, 1- and 7-day money market yields (simple [and compounded, upon mutually agreed terms]; with and without waivers), rolling 30-day yields; 30-day SEC-standardized yields (with and without waivers), portfolio turnover rate, and, if instructed, average dollar-weighted maturity (money markets).

    9. Reconcile daily activity to the trial balance.

   10. Record and reconcile capital stock activity (including share buy backs) from the Portfolios' transfer agent(s) and notify the Administrator when any "as-of" trades are "material" (as defined/instructed by the Fund via the Administrator) to a fund's daily activity.

   11. Provide the Administrator with each Portfolio's average shares outstanding on a semi-annual basis and settled shares for daily distribution funds.

   12. Accrue expenses of each Portfolio according to instructions received from the Portfolio's Administrator.

   13. To the extent such information is received from each Portfolio's custodian and in reliance thereon, record changes in securities holdings resulting from stock splits, stock dividends, capital reorganizations and other corporate actions affecting securities held by the Portfolios.

   14. To the extent such information is received from the Portfolio or its Administrator, record as an asset of the Portfolio on the Portfolio's accounting records any derivatives contracts entered into by the Portfolio, such as swap contracts, futures, and options on futures.

   15. Provide such periodic reports and statements to the Administrator as shall be mutually agreed upon by the Administrator and the Fund Accounting Agent from time to time.

C. Additional accounting services. The Fund Accounting Agent will perform the following additional accounting services for each Portfolio:

    1. On a semi-monthly basis, verify and reconcile with each Portfolio's custodian each Portfolio's safekeeping holdings positions versus accounting records.

    2. Provide fund accounting information, reports and documents (and any sub-certifications as may be appropriate and mutually agreed upon from time to time) for the following:
         a. Federal and state income tax returns and federal excise tax returns;
         b. Each Portfolio's semi-annual reports with the Securities and Exchange Commission ("SEC") on Form N-CSR or Form N-SAR, including required certifications under the Sarbanes-Oxley Act of 2002;
         c. Each Portfolio's annual, semi-annual and quarterly (if any) shareholder reports;
         d. Each Fund's registration statements on From N-1A and other filings relating to the registration of shares;
         e. Any periodic audit of the Funds' compliance program under Rule 38a-1 of the 1940 Act.
         f. The Administrator's monitoring of a Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
         g. Annual audit by a Fund's independent certified public accountants;
            and
         h. Examinations performed by the SEC.

3. Process approved vouchers for Portfolio expenses when such vouchers are delivered to the Fund Accounting Agent by the Administrator.

D.  Special reports and services.

    1. Provide valuation-related services, including without limitation back-testing and stale price reporting, as shall be reasonably requested by the Administrator from time to time.

    2. Make available to the Administrator from time to time such information or data about any Authorized Price Sources as may be agreed upon by the Administrator and the Fund Accounting Agent.

    3. Reserved.

    4. Reserved.

    5. Provide the necessary system and personnel support for fund mergers, in-kind redemptions, and other transactions when these types of transactions are approved and executed.

                                   APPENDIX C

                                       TO

                           FUND ACCOUNTING AGREEMENT

                                    BETWEEN

                    STATE STREET BANK AND TRUST COMPANY AND

         EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

                         DATED AS OF DECEMBER 18, 2006

To:  State Street Bank and Trust Company
From:  [Client/Fund Name]
                          -----------------------------------------------------
Client/Fund Address:
                     ----------------------------------------------------------
Date:
      ------------
Re:  PRICE SOURCE AUTHORIZATION

         Reference is made to that certain Fund Accounting Agreement dated as of December 18, 2006 (as amended, restated, modified or supplemented from time to time, the "Accounting Agreement") by and among each Fund party thereto and State Street Bank and Trust Company (the "Fund Accounting Agent"). Capitalized terms used in this Price Source Authorization or in any attachment or supplement shall have the meanings provided in the Accounting Agreement unless otherwise specified. Pursuant to the Accounting Agreement, each Fund hereby directs the Fund Accounting Agent to calculate the net asset value ("NAV") of each Fund or, if applicable, its Portfolios, in accordance with the terms of such Fund's or Portfolio's currently effective prospectus. The Fund Accounting Agent will perform the NAV calculation subject to the terms and conditions of the Accounting Agreement and this Price Source Authorization.

         Each Fund hereby authorizes the Fund Accounting Agent to use the pricing sources specified on the attached Authorization Matrix (as amended from time to time) as sources for prices of assets in calculating the NAV of such Fund. Each Fund understands that the Fund Accounting Agent does not assume responsibility for the accuracy of the quotations provided by the specified pricing sources and that the Fund Accounting Agent shall have no liability for any incorrect data provided by the pricing sources specified by any Fund, except as may arise from the Fund Accounting Agent's lack of reasonable care in performing agreed upon tolerance checks as to the data furnished and calculating the NAV of a Fund in accordance with the data furnished to the Fund Accounting Agent. Each Fund also acknowledges that prices supplied by such Fund or an affiliate may be subject to approval of that Fund's Board of Trustees or Board of Directors, as applicable, and are not the responsibility of the Fund Accounting Agent.

EACH FUND SEVERALLY (AND NOT JOINTLY NOR JOINTLY AND SEVERALLY) AGREES TO INDEMNIFY AND HOLD THE FUND ACCOUNTING AGENT HARMLESS FROM ANY CLAIM, LOSS OR DAMAGE ARISING AS A RESULT OF USING PRICES FURNISHED BY ANY SPECIFIED PRICING SOURCE IN THE PERFORMANCE OF ITS DUTIES AND OBLIGATIONS UNDER THE ACCOUNTING AGREEMENT.

The Fund Accounting Agent agrees that written notice of any change in the name of any specified pricing source will be sent to the affected Fund as such information is available to the Fund Accounting Agent.

Kindly acknowledge your acceptance of this authorization in the space provided below.

EACH FUND LISTED ON APPENDIX A HERETO

By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------


The foregoing authorization is hereby accepted.


STATE STREET BANK AND TRUST COMPANY

By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------


                 AUTHORIZATION MATRIX to be attached to Price Source Authorization dated _________

CLIENT: _________________________________________               EFFECTIVE DATE: ______(SUPERSEDES PRIOR AUTHORIZATION MATRICES)

NOTE: [PLEASE SUBMIT CLIENT NAME, FUND NAME AND/OR LIST OF FUNDS WITH THIS FORM]

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            PRICING
                                      PRIMARY SOURCE        SECONDARY        TERTIARY        PRICING        DEFAULT      VALUATION
          SECURITY TYPE                  SOURCE              SOURCE           SOURCE          LOGIC          LOGIC         POINT
------------------------------------------------------------------------------------------------------------------------------------
EQUITIES
------------------------------------------------------------------------------------------------------------------------------------
  U. S. LISTED EQUITIES
  (NYSE, AMEX)                           Bridge             Reuters                            Last                     Market Close
------------------------------------------------------------------------------------------------------------------------------------
  U.S. OTC EQUITIES (NASDAQ)             Bridge             Reuters                                                     Market Close
------------------------------------------------------------------------------------------------------------------------------------
  FOREIGN EQUITIES
------------------------------------------------------------------------------------------------------------------------------------
  LISTED ADR'S
------------------------------------------------------------------------------------------------------------------------------------
FIXED INCOME
------------------------------------------------------------------------------------------------------------------------------------
  MUNICIPAL BONDS
------------------------------------------------------------------------------------------------------------------------------------
  US BONDS (TREASURIES, MBS,
  ABS, CORPORATES)
------------------------------------------------------------------------------------------------------------------------------------
  EUROBONDS/FOREIGN BONDS
------------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS
------------------------------------------------------------------------------------------------------------------------------------
  OPTIONS
------------------------------------------------------------------------------------------------------------------------------------
  FUTURES
------------------------------------------------------------------------------------------------------------------------------------
  NON - LISTED ADR'S
------------------------------------------------------------------------------------------------------------------------------------
EXCHANGE RATES
------------------------------------------------------------------------------------------------------------------------------------
FORWARD POINTS

                   PRICE SOURCE AND METHODOLOGY AUTHORIZATION

INSTRUCTIONS: FOR EACH SECURITY TYPE ALLOWED BY THE FUND PROSPECTUS, PLEASE INDICATE THE PRIMARY, SECONDARY AND TERTIARY SOURCE TO BE USED IN CALCULATING NET ASSET VALUE FOR THE FUNDS IDENTIFIED. NOTE: IF INVESTMENT MANAGER IS A PRICING SOURCE, PLEASE SPECIFY EXPLICITLY.

STATE STREET PERFORMS A DATA QUALITY REVIEW PROCESS AS SPECIFIED IN THE SOURCES STATUS PRICING MATRIX ON THE NAVIGATOR PRICING SYSTEM WHICH SPECIFIES PRICING TOLERANCE THRESHOLDS, INDEX AND PRICE AGING DETAILS. THE SOURCES STATUS PRICING MATRIX WILL BE PROVIDED FOR YOUR INFORMATION AND REVIEW.

AUTHORIZED BY:

By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------


ACCEPTED BY STATE STREET BANK AND TRUST COMPANY:

By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------

                                   APPENDIX D

                                       TO

                           FUND ACCOUNTING AGREEMENT

                                    BETWEEN

                    STATE STREET BANK AND TRUST COMPANY AND

         EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

                         DATED AS OF DECEMBER 18, 2006

INFORMATION REQUIRED TO BE SUPPLIED       RESPONSIBLE PARTY
-----------------------------------       -----------------
Portfolio Trade Authorizations            Investment Adviser
Currency Transactions                     Investment Adviser
Cash Transaction Report                   Custodian
Derivatives Transactions                  Investment Adviser/Administrator
Portfolio Prices                          Third Party Vendors/Investment Adviser
Exchange Rates                            Third Party Vendors/Investment Adviser
Capital Stock Activity Report             Transfer Agent
Dividend/Distribution Schedule            Investment Adviser
Dividend/Distribution Declaration         Investment Adviser
Dividend Reconciliation/Confirmation      Transfer Agent
Corporate Actions                         Third Party Vendors/Custodian
Expense Budget                            Investment Adviser/Administrator
Amortization Policy                       Investment Adviser
Accounting Policy/Complex Investments     Investment Adviser
Audit Management Letter                   Auditor
Annual Shareholder Letter                 Investment Adviser
Annual/Semi-Annual Reports                Investment Adviser/Administrator

                        REMOTE ACCESS SERVICES ADDENDUM

                                       TO

                           FUND ACCOUNTING AGREEMENT

                                    BETWEEN

                    STATE STREET BANK AND TRUST COMPANY AND

         EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

                         DATED AS OF DECEMBER 18, 2006

         ADDENDUM to that certain Fund Accounting Agreement dated as of December 18, 2006 (the "Accounting Agreement") by and among each Fund party thereto (each, a "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

         State Street has developed and utilizes proprietary accounting and other systems in conjunction with the services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~Sight(SM) as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System, nor will your or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to, the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and December 31, 2099, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Accounting Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Accounting Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibit hereto constitute the entire understanding of the parties to the Accounting Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Accounting Agreement, the Customer (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

                                   EXHIBIT A
                                       to
                        REMOTE ACCESS SERVICES ADDENDUM

                                   IN~SIGHT(SM)
                           System Product Description

In~Sight(SM) provides bilateral information delivery, interoperability, and on-line access to State Street. In~Sight(SM) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency HorizonSM, Securities Lending, Performance & Analytics and Electronic Trade Delivery can be accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.